Exhibit 23

                            Beutel Accountancy Corp.
                                Agoura Hills, CA

June 6, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Xynergy Corp. - Form S-8

Dear Sir/Madame:

      As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report in Xynergy Corp.'s Form 10-KSB filed on May 7, 2002, and to all references to our firm included in this Registration Statement.

                                                     Sincerely,


                                                     /s/ Beutel Accountany Corp.
                                                     ---------------------------

                                                     Beutel Accountancy Corp.